THE PAYDEN & RYGEL INVESTMENT GROUP

AMENDMENT NO. 50 TO

MASTER TRUST AGREEMENT

This Amendment No. 50 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the “Agreement”), is made as of September     , 2013.

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated seventeen sub-trusts known as the Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Low Duration Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Corporate Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Global Low Duration Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Emerging Markets Local Bond Fund, Payden Equity Income Fund, Metzler/Payden European Emerging Markets Fund and Payden/Kravitz Cash Balance Plan Fund; and

WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

WHEREAS, effective September     , 2013, the Trustees hereby desire to establish and designate two additional sub-trusts, to be known as the Payden Floating Rate Fund and the Payden Emerging Markets Corporate Bond Fund, respectively, and to fix the rights and preferences of the shares of each such additional sub-trust

NOW THEREFORE:

1. Effective September     , 2013, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

“Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate nineteen Sub-trusts and classes thereof: Payden

Cash Reserves Money Market Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Class D” shares, respectively; Payden Limited Maturity Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Low Duration Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden U.S. Government Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Payden GNMA Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Payden Core Bond Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Payden Corporate Bond Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden High Income Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Payden Floating Rate Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Tax Exempt Bond Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden California Municipal Income Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Global Low Duration Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Global Fixed Income Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Emerging Markets Bond Fund, which shall consist of three classes of shares designated as “Investor Class” shares, “Adviser Class” shares and “Institutional Class” shares, respectively; Payden Emerging Markets Local Bond Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Payden Emerging Markets Corporate Bond Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Equity Income Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Adviser Class” shares, respectively; Metzler/Payden European Emerging Markets Fund, which shall consist of one class of shares designated as “Investor Class” shares; and Payden/Kravitz Cash Balance Plan Fund, which shall consist of three classes of shares designated as “Institutional Class” shares, “Adviser Class” shares and “Retirement Class” shares, respectively. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Joan A. Payden	Andrew J. Policano

W. D. Hilton, Jr.	Dennis C. Poulsen

Gerald S. Levey, M.D.	Michael E. Salvay

Thomas V. McKernan	Stender E. Sweeney

Rosemarie T. Nassif	Mary Beth Syal